Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

NCI 401(k) Profit Sharing Plan
Cary, North Carolina

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (333-14957, 333-111142, 333-172822, 333-176737, 333-193057, and 333-225974) of Cornerstone Building Brands Inc. of our report dated June 10, 2020, relating to the 2019 financial statements and supplemental schedules of NCI 401(k) Profit Sharing Plan which appear in this Form 11-K for the year ended December 31, 2019.

/s/ ACM LLP
Denver, Colorado
June 10, 2020